                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                    between

                                 PIXTECH, INC.

                                      and

                                 MOTOROLA, INC.


                          dated as of February 6, 1997

                               TABLE OF CONTENTS

SECTION 1. Authorization of Sale of the Shares..............................
           -----------------------------------

SECTION 2. Authorization of Issuance of the Warrant.........................   1
           ----------------------------------------

SECTION 3. Sale of the Shares...............................................   2
           ------------------

SECTION 4. Sale of the Warrant..............................................   2
           -------------------

SECTION 5. Delivery of the Shares at the Closing............................   2
           -------------------------------------

SECTION 6. Assignment of Rights to Receive Payments under Diamond License...   2
           --------------------------------------------------------------

SECTION 7. Representations, Warranties and Covenants of PixTech.............   2
           ----------------------------------------------------
     7.1   Organization and Qualification...................................   2
           ------------------------------
     7.2   Authorized Capital Stock.........................................   2
           ------------------------
     7.3   Consents; Due Execution; Delivery and Performance of the
           --------------------------------------------------------
           Agreement........................................................   3
           ---------
     7.4   Issuance, Sale and Delivery of the Shares........................   3
           -----------------------------------------
     7.5   Exempt Transaction...............................................   3
           ------------------
     7.6   Compliance with Rule 144.........................................   3
           ------------------------
     7.7   Disclosure.......................................................   3
           ----------
     7.8   Additional Information...........................................   4
           ----------------------
     7.9   No Material Changes..............................................   4
           -------------------

SECTION 8. Representations, Warranties and Covenants of Motorola............   4
           -----------------------------------------------------
     8.1   Investment Considerations........................................   4
           -------------------------
     8.2   Due Execution, Delivery and Performance of the Agreement.........   5
           --------------------------------------------------------

SECTION 9. Conditions to the Obligations of the Purchasers..................   6
           -----------------------------------------------
     9.1   Accuracy of Representations and Warranties.......................   6
           ------------------------------------------
     9.2   Performance......................................................   6
           -----------
     9.3   Opinion of Counsel...............................................   6
           ------------------
     9.4   Closing of the Offering..........................................   6
           -----------------------
     9.5   Amendment of Cooperation and License Agreement...................   6
           ----------------------------------------------
     9.6   Certificates and Documents.......................................   6
           --------------------------
     9.7   Other Matters....................................................   6
           -------------

SECTION 10. Conditions to the Obligations of PixTech........................   7
            ----------------------------------------
     10.1  Accuracy of Representations and Warranties.......................   7
           ------------------------------------------
     10.2  Amendment of Cooperation Agreement...............................   7
           ----------------------------------

SECTION 11. Registration Rights.............................................   7
            -------------------
     11.1  Registration of Shares and Warrant Shares........................   7
           -----------------------------------------
     11.2  Indemnification..................................................   8
           ---------------
     11.3  "Stand-Off" Agreement............................................   9
           ---------------------

     11.4   Termination.....................................................   9
            -----------
SECTION 12.  Board Attendance and Representation............................  10
             -----------------------------------
     12.1   Observation Rights.............................................   10
            ------------------
     12.2   Election of Board Representative................................  10
            --------------------------------
SECTION 13.  Survival of Representations, Warranties and Agreements;
             ------------------------------------------------------
            Assignibility of Rights.........................................  10
            -----------------------
SECTION 14.  Miscellaneous..................................................  10
             -------------
     14.1   Notices.........................................................  10
            -------
     14.2   Entire Agreement................................................  11
            ----------------
     14.3   Assignment......................................................  11
            ----------
     14.4   Amendments and Waivers..........................................  12
            ----------------------
     14.5   Headings........................................................  12
            --------
     14.6   Severability....................................................  12
            ------------
     14.7   Governing Law...................................................  12
            -------------
     14.8   Counterparts....................................................  12
            ------------
     14.9   Expenses........................................................  12
            --------
     14.10  Publicity.......................................................  12
            ---------
     14.11  Confidentiality.................................................  12
            ---------------

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT


     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT dated as of February 6, 1997 (the "Agreement") is made between PIXTECH, INC., a corporation organized under the laws of the State of Delaware having its principal offices at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset France, ("PixTech"), and MOTOROLA, INC., a corporation organized under the laws of the State of Delaware having its principal offices at 1303 E. Algonquin Road, Schaumburg, IL 60196 ("Motorola").

                                 R E C I T A L

     PixTech desires to sell to Motorola, and Motorola desires to purchase from PixTech, shares of PixTech's common stock and warrants to purchase shares of PixTech's common stock on the terms described herein.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

     SECTION 1.  Authorization of Sale of the Shares.  Subject to the terms and
                 -----------------------------------
conditions of this Agreement, PixTech has authorized the sale to Motorola of up to that number of shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of PixTech equal to 3.5% of the Outstanding Shares of Common Stock, as defined below. Collectively, the shares of Common Stock which may be purchased pursuant to this Section 1 are referred to herein as the "Shares." As used herein, the "Outstanding Shares of Common Stock" shall mean a number of Shares equal to the sum of (i) the number of shares of PixTech Common Stock issued and outstanding on the third business day prior to the Closing Date, as defined below, as reported in writing by American Stock Transfer & Trust Company, PixTech's transfer agent, and (ii) the aggregate number of shares sold by PixTech in (A) its European offering (the "European Offering") pursuant to PixTech's Preliminary Prospectus dated November 28, 1996, and any amendments or supplements thereto (the "Prospectus") and (B) any other public or private offering of shares of Common Stock which together result in net proceeds to PixTech of at least $15 million (collectively with the European Offering, the "Offering").

     SECTION 2.  Authorization of Issuance of the Warrant.  Subject to the terms
                 ----------------------------------------
and conditions of this Agreement, PixTech has authorized the issuance to Motorola of a warrant, substantially in the form attached hereto as Exhibit A
                                                                    ---------
(the "Warrant"), to purchase a number of shares of Common Stock equal to the number of Shares purchased by Motorola pursuant to this Agreement.

     SECTION 3.  Sale of the Shares.  Concurrently with the closing of the
                 ------------------
Offering (the "Closing"), or at such other time to be mutually agreed upon by PixTech and Motorola, PixTech shall sell to Motorola, and Motorola shall purchase from PixTech, upon the terms and conditions hereinafter set forth, the Shares, at a price per share equal to the lesser of (i) $5.50 or (ii) the lowest price per share at which PixTech sells any shares of Common Stock in the Offering (as so determined, the "Per Share Price") The aggregate purchase price for the Shares, determined by multiplying the total number of Shares to be sold to Motorola pursuant to Section 1 by the Per Share Price, is referred to herein as the "Aggregate Purchase Price".

     SECTION 4.  Sale of the Warrant.  Subject to the terms and conditions
                 -------------------
hereinafter set forth, at the Closing, PixTech shall issue to Motorola the Warrant.

     SECTION 5.  Delivery of the Shares at the Closing.  The closing of the
                 -------------------------------------
purchase and sale of Shares shall occur on the date of the Closing of the Offering (the "Closing Date") or at such other time and at a place to be agreed upon by PixTech and Motorola. Subject to the terms and conditions of this Agreement, at the Closing, Motorola shall pay to PixTech an amount in cash equal to the Aggregate Purchase Price less $1.4 million and PixTech shall deliver to Motorola one or more stock certificates registered in the name of Motorola, or in such nominee name(s) as designated by Motorola, representing the number of Shares being purchased.

     SECTION 6.  Assignment of Rights to Receive Payments under Diamond License.
                 --------------------------------------------------------------
As additional consideration for the Shares, the parties hereto agree that upon the Closing Motorola's rights to receive payments of $1.5 million from PixTech S.A. after the Closing Date pursuant to Section 3.1 of the DLC Patent Cross-License Agreement between PixTech S.A. and Motorola dated as of June 13, 1996 (the "Diamond License") shall hereby be assigned to PixTech. PixTech, PixTech S.A. and Motorola agree that the provisions of this Section 6 shall constitute an amendment of Section 3.1 of the Diamond License, effective as of the Closing.

     SECTION 7.  Representations, Warranties and Covenants of PixTech.  PixTech
                 ----------------------------------------------------
hereby represents and warrants to, and covenants with, Motorola as follows:

          7.1  Organization and Qualification.  PixTech is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

          7.2  Authorized Capital Stock.  As of the date hereof, the authorized
               ------------------------
capital stock of PixTech consists of (a) 30,000,000 shares of common stock, $0.01 par value per share, of which on January 27, 1996, 8,141,696 shares were validly issued and outstanding, fully paid and non-assessable, and (b) 1,000,000 shares of undesignated preferred stock, $0.01 par value per share, none of which are issued and outstanding.

          7.3  Consents; Due Execution; Delivery and Performance of the
               --------------------------------------------------------
Agreement.  PixTech's execution, delivery and performance of this Agreement and
---------
the Warrant (a) has been duly authorized under Delaware law by all requisite corporate action by PixTech, (b) will not violate any law or the Restated Certificate of Incorporation or Restated By-laws of PixTech or any other corporation of which PixTech owns at least 50% of the outstanding voting stock (a "PixTech Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which PixTech or any PixTech Subsidiary is a party or by which any of their respective properties or assets is bound as of the date hereof or (c) require any consent by any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of PixTech or any PixTech Subsidiary. Upon its execution and delivery, and assuming the valid execution thereof by Motorola, the Agreement will constitute a valid and binding obligation of PixTech, enforceable against PixTech in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.4  Issuance, Sale and Delivery of the Shares.  When issued and paid
               -----------------------------------------
for, the Shares to be sold hereunder by PixTech, and the shares issuable upon exercise of the Warrant (the "Warrant Shares"), will be validly issued and outstanding, fully paid and non-assessable.

          7.5  Exempt Transaction.  Subject to the accuracy of Motorola's
               ------------------
representations in Section 8.1 of this Agreement, the issuance of the Shares, the Warrant and the Warrant Shares (upon exercise of the Warrant) will constitute a transaction exempt from (i) the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto and (ii) the qualification requirements of the Illinois Securities Law, in reliance upon Section 4 (5/4) (C) thereof.

          7.6  Compliance with Rule 144.  At the written request of Motorola,
               ------------------------
PixTech shall furnish to Motorola, within ten days after receipt of such request, a written statement confirming PixTech's compliance with the filing requirements of the Securities and Exchange Commission (the "SEC") set forth in SEC Rule 144 as amended from time to time.

          7.7  Disclosure.  Neither this Agreement, nor any other items prepared
               ----------
or supplied to Motorola by or on behalf of PixTech with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which PixTech has not disclosed to Motorola in writing and of which any of its directors or executive officers is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of PixTech or PixTech Subsidiaries taken as a whole.

          7.8  Additional Information.  All reports filed by PixTech with the
               ----------------------
SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. PixTech has made all filings with the SEC which it is required to make, and PixTech has not received any request from the SEC to file any amendment or supplement to any such reports.

          7.9  No Material Changes.  As of the date hereof, there has been no
               -------------------
material adverse change in the financial condition or results of operations of PixTech since the filing date of PixTech's last report with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

     SECTION 8.  Representations, Warranties and Covenants of Motorola.
                 -----------------------------------------------------

          8.1  Investment Considerations.  Motorola represents and warrants to,
               -------------------------
and covenants with, PixTech that:

               (a) Motorola is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to PixTech, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares;

               (b) Motorola is acquiring the number of Shares set forth in
          Section 2 above, and the Warrant Shares, in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

               (c) Motorola understands that the Shares it is purchasing, and the Warrant Shares, are, and will be, "restricted securities" under the federal securities laws inasmuch as they are being acquired from PixTech in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection Motorola represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

               (d) Motorola will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

               (e) Motorola qualifies as an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Securities Act and constitutes a purchaser described in Section 4 (5/4) (C) of the Illinois Securities Law; and

               (f) It is understood that the certificates evidencing the Shares shall bear the following legend unless and until the resale of the Shares pursuant to an effective Registration Statement or until the Shares may be sold under Rule 144 without restrictions:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY PIXTECH, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PIXTECH AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

          8.2  Due Execution, Delivery and Performance of the Agreement.
               --------------------------------------------------------
Motorola further represents and warrants to, and covenants with, PixTech that
(a) Motorola is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (b) the execution, delivery and performance of this Agreement will not violate any law or the charter documents of Motorola or any other corporation of which Motorola owns at least 50% of the outstanding voting stock (a "Motorola Subsidiary") or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which Motorola or any Motorola Subsidiary is a party or by which Motorola, any Motorola Subsidiary, or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or encumbrance, of any material nature whatsoever, upon any assets of Motorola or any Motorola Subsidiary, and (c) upon the execution and delivery of this Agreement, and assuming the valid execution thereof by PixTech, this Agreement shall constitute a valid and binding obligation of Motorola enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 9.  Conditions to the Obligations of the Purchasers.
                 -----------------------------------------------

          The obligations of Motorola under this Agreement are subject to the fulfillment, or the waiver by Motorola, of the conditions set forth in this
Section 9 on or before the Closing Date.

          9.1  Accuracy of Representations and Warranties.  Each representation
               ------------------------------------------
and warranty of PixTech contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          9.2  Performance.  PixTech shall have performed and complied with all
               -----------
agreements and conditions contained in this Agreement required to be performed or complied with by PixTech prior to or at the Closing.

          9.3  Opinion of Counsel.  Motorola shall have received an opinion from
               ------------------
Palmer & Dodge LLP, counsel to PixTech, dated as of the Closing Date, addressed to Motorola, and substantially in the form attached hereto as Exhibit B.
                                                              ---------

          9.4  Closing of the Offering.  The Offering shall have closed and
               -----------------------
resulted in net proceeds to PixTech of not less than $15,000,000.

          9.5  Amendment of Cooperation and License Agreement.  The Amendment
               ----------------------------------------------
No. 1 to the Cooperation and License Agreement between PixTech S.A. and Motorola dated June 12, 1995 (the "Cooperation Agreement") shall have been executed in a form mutually acceptable to Motorola, PixTech and PixTech S.A.

          9.6  Certificates and Documents.  PixTech shall have delivered to
               --------------------------
counsel to Motorola:

          (a) a certificate of the Secretary or Assistant Secretary of PixTech dated as of the Closing Date, certifying as to (i) the incumbency of officers of PixTech executing this Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of PixTech, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of PixTech authorizing and approving PixTech's execution, delivery and performance of this Agreement, all matters in connection with this Agreement, and the transactions contemplated thereby.

          (b) a certificate, executed by the President of PixTech as of the Closing Date, certifying to the fulfillment of all of the conditions to Motorola's obligations under this Agreement, as set forth in this Section 9.

          9.7  Other Matters.  All corporate and other proceedings in connection
               -------------
with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to Motorola and its counsel, and Motorola and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     SECTION 10.  Conditions to the Obligations of PixTech.
                  ----------------------------------------

          The obligations of PixTech under this Agreement are subject to the fulfillment, or the waiver by PixTech, of the conditions set forth in this
Section 10 on or before the Closing Date.

          10.1 Accuracy of Representations and Warranties.  Each representation
               ------------------------------------------
and warranty of Motorola contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

          10.2 Amendment of Cooperation Agreement.  The Amendment No. 1 to the
               ----------------------------------
Cooperation Agreement shall have been executed by Motorola and PixTech S.A.

     SECTION 11.  Registration Rights.
                  -------------------

          11.1 Registration of Shares and Warrant Shares.  PixTech covenants and
               -----------------------------------------
agrees that it will:

               (a) promptly following the Closing, prepare and file a registration statement on one or more Forms S-3 covering the resale of the Shares and the Warrant Shares by Motorola, and use its best efforts to cause such registration statement to become effective in order that Motorola may sell its Shares in accordance with the proposed plan of distribution;

               (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement(s) and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the resale of the Shares and Warrant Shares covered by such registration statement(s) until such time as Motorola no longer holds any of the Shares or the Warrants Shares;

               (c) furnish Motorola such number of copies of such prospectus as it may reasonably request in order to facilitate the resale of the Shares or the Warrant Shares;

               (d) file documents required of PixTech for blue sky clearance in states specified in writing by Motorola; provided, however, that
                                                   --------  -------
          PixTech shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is now not so qualified or has not so consented; and

               (e) bear all expenses in connection with the procedures set forth in paragraphs (a) through (d) of this Section 11 and the registration of the Shares pursuant to the registration statement, other than fees and expenses, if any, of counsel or other advisors to Motorola.

          11.2 Indemnification.  For the purpose of this Section 11.2,
               ---------------

               (a) the term "Selling Stockholder" shall mean Motorola and any officer, director, employee, agent, affiliate or person deemed to be in control of Motorola within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

               (b) the term "Registration Statement" shall mean any final prospectus, exhibit, supplement or amendment included in or relating to the registration statement referred to in Section 11.1; and

               (c) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of, or any omission or alleged omission to state, in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     PixTech agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by PixTech to fulfill any undertaking included in the Registration Statement and PixTech will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that PixTech shall not be liable in any such case to
       --------  -------
the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to PixTech by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Motorola prior to the pertinent sale or sales by Motorola.

     Motorola agrees to indemnify and hold harmless PixTech (and each person, if any, who controls PixTech within the meaning of Section 15 of the Securities Act, each officer of PixTech who signs the Registration Statement and each director of PixTech) from and against any losses, claims, damages or liabilities to which PixTech (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of

Motorola specifically for use in preparation of the Registration Statement, and Motorola will reimburse PixTech (or such officer, director or controlling person, as the case may be), for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that Motorola shall not be liable for any statement
          --------  -------
or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Motorola prior to the pertinent sale or sales by Motorola.

     Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 11.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified persons of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a
                 --------  -------
conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any officer, director, employee, agent, affiliate or person deemed to be in control of such indemnifying person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. It is understood, however, that PixTech shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits, or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with PixTech or among themselves.

          11.3 "Stand-Off" Agreement.  If Motorola holds any Shares at such time
               ---------------------
as PixTech proposes to offer shares of its Common Stock or other securities for sale in a registered public offering, then Motorola agrees not to sell or otherwise transfer or dispose of any such Shares or other securities of PixTech held by it during the period commencing 10 days prior to, and expiring 180 days after, such registered public offering has become effective, provided, that all executive officers and directors of PixTech enter into similar agreements. PixTech may impose stop transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of any stand-off period.

          11.4 Termination.  Motorola's registration rights hereunder shall
               -----------
terminate as to any Shares or Warrant Shares when such Shares or Warrant Shares are no longer held by Motorola.

     SECTION 12.  Board Attendance and Representation.
                  -----------------------------------

          12.1 Observation Rights.  Until the earlier of (i) the expiration of
               ------------------
the Warrant, (ii) the sale by Motorola of any of the Shares or (iii) the election of a representative of Motorola to the Board of Directors of PixTech pursuant to Section 12.2 hereof, PixTech shall permit one representative of Motorola to attend, at Motorola's expense, all meetings of the Board of Directors of PixTech, and of any other committee or group exercising responsibilities comparable to those exercised by the Board of Directors, as non-participating observers of such meetings. The Company shall give each Purchaser such notice and materials of any such meeting as shall be given to members of the Board of Directors or committees thereof.

          12.2 Election of Board Representative.  In the event that Motorola
               --------------------------------
exercises the Warrant in full, and has not at such time sold any of the Shares, PixTech will use its best efforts to (i) at the next regularly scheduled meeting of the Board of Directors following such exercise, cause the Directors to enlarge the number of members of the Board and to elect a representative designated by Motorola in writing to fill the vacancy so created (to the extent permitted by PixTech's Restated By-laws and Restated Certificate of Incorporation and applicable law) and (ii) thereafter support the reelection of such representative until Motorola sells any of its shares of PixTech Common Stock; provided that the cashless exercise of the Warrant pursuant to the
       --------
Conversion Right (as defined in Section 2.3 of the Warrant) shall not constitute a sale of any shares of PixTech Common Stock for purposes of this Section 12.2. If such representative of Motorola resigns or is removed from the Board of Directors at any time that PixTech remains obligated pursuant to this Section 12.2, then PixTech shall use its best efforts to cause a successor designated by Motorola in writing to be elected to fill the vacancy created by such resignation or removal.

     SECTION 13.  Survival of Representations, Warranties and Agreements;
                  -------------------------------------------------------
Assignibility of Rights.  Notwithstanding any investigation made by any party to
-----------------------
this Agreement, all covenants, agreements, representations and warranties made by PixTech and Motorola herein, except as otherwise provided herein, shall survive the execution of this Agreement, the delivery to Motorola of the Shares and the Warrant being purchased and the payment therefor. Except as otherwise provided herein, (i) the covenants, agreements, representations and warranties of the Company made herein shall bind the Company's successors and assigns and shall insure to the benefit of Motorola's successors and assigns and to transferees of the Warrant and (ii) the covenants, agreements, representations and warranties of Motorola made herein shall bind Motorola's successors and assigns and shall insure to the benefit of PixTech's successors and assigns.

     SECTION 14.  Miscellaneous.
                  -------------

          14.1 Notices.  Any consent, notice or report required or permitted to
               -------
be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

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

     If to PixTech:     PixTech, Inc.
                        Avenue Olivier Perroy
                        Zone Industrielle de Rousset
                        13790 Rousset France
                        Telephone:  011 334 4229 1000
                        Telecopy:   011 334 4229 0509


     with a copy to:    Palmer & Dodge LLP
                        One Beacon Street
                        Boston, Massachusetts 02108
                        Attention:  Michael Lytton
                        Telephone:  (617) 573-0100
                        Telecopy:  (617) 227-4420

     If to Motorola:    Motorola, Inc.
                        1303 E. Algonquin Road
                        Schaumburg, IL  60196
                        Attn:  Vice President and Director,
                               Corporate Business Development
                        Telephone:  (847) 576-6600
                        Telecopy:   (847) 576-8890

     with a copy to:    Motorola, Inc.
                        1303 E. Algonquin Road
                        Schaumburg, IL  60196
                        Attn:  Law Department
                        Telephone:  (847) 576-5012
                        Telecopy:   (847) 576-3628

          14.2 Entire Agreement.  This Agreement, the Cooperation Agreement and
               ----------------
the Amendment No. 1 to the Cooperation Agreement contain the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

          14.3 Assignment.  Neither this Agreement nor any of the rights and
               ----------
obligations contained herein may be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either PixTech or Motorola may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of the License Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

          14.4 Amendments and Waivers.  This Agreement may not be modified or
               ----------------------
amended except pursuant to an instrument in writing signed by PixTech and Motorola. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          14.5 Headings.  The headings of the various sections of this Agreement
               --------
have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          14.6 Severability.  In case any provision contained in this Agreement
               ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          14.7 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America.

          14.8 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          14.9 Expenses.  Except as otherwise specifically provided herein, each
               --------
party shall bear its own expenses in connection with this Agreement.

          14.10  Publicity.  Neither party hereto shall issue any press releases
                 ---------
or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

          14.11  Confidentiality.  Motorola acknowledges and agrees that any
                 ---------------
information or data it has acquired from PixTech, not otherwise properly in the public domain, was received in confidence. Motorola agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of PixTech or for the benefit of any other person or persons, or misuse in any way, any confidential information of PixTech.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PIXTECH, INC.


By:   /s/ Jean-Luc Grand-Clement
     ----------------------------------
     Jean-Luc Grand-Clement
     President and Chief Executive Officer


MOTOROLA, INC.


By: /s/ John R. Owings
   ------------------------------------------
Title: Corporate Vice President and Director of Finance, AECG


PixTech S.A. has executed this Agreement below solely for the purposes of
Section 6.

PIXTECH S.A.


By:   /s/ Jean Luc Grand-Clement
     -----------------------------------
     Jean-Luc Grand-Clement
     President and Chief Executive Officer

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